Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE
NORTHERN TRUST CORPORATION REPORTS FOURTH QUARTER NET INCOME
OF $239.3 MILLION, EARNINGS PER COMMON SHARE OF $0.99

FULL YEAR NET INCOME OF $973.8 MILLION
EARNINGS PER COMMON SHARE OF $3.99
RETURN ON AVERAGE COMMON EQUITY OF 11.5%
(Chicago, January 20, 2016) Northern Trust Corporation today reported fourth quarter net income per diluted common share of $0.99, up from $0.98 in the fourth quarter of 2014 and $0.96 in the third quarter of 2015. Net income was $239.3 million, compared to $244.0 million in the prior- year quarter and $234.6 million in the prior quarter. Return on average common equity was 11.1%, compared to 11.5% in the prior-year quarter and 10.9% in the prior quarter.
Net income per diluted common share for the full year was $3.99, compared to $3.32 in 2014. Net income for 2015 totaled $973.8 million, up $162.0 million, or 20%, from the prior year’s $811.8 million. Return on average common equity for the full year was 11.5%, compared to 10.0% in the prior year.
“Northern Trust delivered strong performance in 2015, with net income and earnings per share increasing 20%. Our fourth quarter and full year results reflect our ongoing focus on serving the needs of our clients, while enhancing profitability and returns for our shareholders. Our return on average common equity improved to 11.5% in 2015 from 10.0% in 2014. We increased our quarterly common stock dividend by 9% to $0.36 per share and repurchased 6.9 million shares during the year, returning $830 million in capital to our common shareholders.
Revenue growth of 9% in 2015 reflects significant increases in trust, investment and other servicing fees and net interest income. Expenses increased 5%, reflecting continued strong growth in our business and ongoing investments to support technology and regulatory initiatives,” said Frederick H. Waddell, Chairman and Chief Executive Officer.
FOURTH QUARTER 2015 PERFORMANCE VS. FOURTH QUARTER 2014
Net income per common share was $0.99 in the fourth quarter of 2015, up from $0.98 in the fourth quarter of 2014. Net income was $239.3 million, compared to $244.0 million in the prior-year quarter.
Revenue of $1.16 billion was up $26.6 million, or 2%, from $1.13 billion in the prior-year quarter. Noninterest income was $867.3 million, up slightly from the prior-year quarter’s $866.2 million, primarily reflecting higher trust, investment and other servicing fees, offset by lower foreign exchange trading income and other operating income as compared to the prior-year quarter. Net interest income on a fully taxable equivalent (FTE) basis increased $25.1 million, or 9%, to $296.0 million compared to $270.9 million in the prior-year quarter, due to higher levels of earning assets and an increase in the net interest margin.
Trust, investment and other servicing fees were $747.1 million, up $18.9 million, or 3%, from $728.2 million in the prior-year quarter. The increase primarily reflects new business and lower money market mutual fund fee waivers, partially offset by the unfavorable impact of movements in foreign exchange rates and equity markets.

FOURTH QUARTER 2015 PERFORMANCE VS. FOURTH QUARTER 2014 (continued)

Assets under custody and assets under management are the primary drivers of trust, investment and other servicing fees. The following table presents assets under custody and assets under management of Northern Trust's Corporate & Institutional Services (C&IS) and Wealth Management reporting segments.

($ In Billions)	December 31, 2015	September 30, 2015	December 31, 2014	% Change Q4-15/Q3-15	% Change Q4-15/Q4-14
Assets Under Custody
Corporate & Institutional Services	$5,565.8	$5,460.6	$5,453.1	2%	2%
Wealth Management	506.3	495.8	515.7	2	(2)
Total Assets Under Custody	$6,072.1	$5,956.4	$5,968.8	2%	2%
Assets Under Management
Corporate & Institutional Services	$648.0	$661.5	$709.6	(2)%	(9)%
Wealth Management	227.3	225.3	224.5	1	1
Total Assets Under Management	$875.3	$886.8	$934.1	(1)%	(6)%
C&IS trust, investment and other servicing fees increased $18.4 million, or 5%, to $427.9 million from the prior-year quarter’s $409.5 million.

($ In Millions)	Q4 2015	Q4 2014	Change Q4 2015 from Q4 2014
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$286.2	$281.6	$4.6	2%
Investment Management	85.6	77.6	8.0	10
Securities Lending	22.3	21.8	0.5	3
Other	33.8	28.5	5.3	19
Total	$427.9	$409.5	$18.4	5%
Custody and fund administration fees, the largest component of C&IS fees, increased 2%, driven by new business, partially offset by the unfavorable impact of movements in foreign exchange rates. Investment management fees increased 10%, primarily due to lower money market mutual fund fee waivers. Money market mutual fund fee waivers in C&IS totaled $7.8 million in the current quarter compared to $16.8 million in the prior-year quarter. Other fees in C&IS increased 19%, primarily related to higher sub-advisory fees.

FOURTH QUARTER 2015 PERFORMANCE VS. FOURTH QUARTER 2014 (continued)

Trust, investment and other servicing fees in Wealth Management totaled $319.2 million, relatively unchanged from $318.7 million in the prior-year quarter.

($ In Millions)	Q4 2015	Q4 2014	Change Q4 2015 from Q4 2014
Wealth Management Trust, Investment and Other Servicing Fees
Central	$128.5	$129.3	$(0.8)	(1)%
East	82.3	82.4	(0.1)	—
West	65.6	67.6	(2.0)	(3)
Global Family Office	42.8	39.4	3.4	9
Total	$319.2	$318.7	$0.5	—%
The increase in Wealth Management fees was primarily driven by new business and reduced money market mutual fund fee waivers, offset by unfavorable equity markets. Money market mutual fund fee waivers in Wealth Management totaled $12.7 million in the current quarter compared to $16.2 million in the prior-year quarter.
Foreign exchange trading income totaled $52.5 million, down $8.2 million, or 13%, compared with $60.7 million in the prior-year quarter. The decrease is primarily attributable to lower client volumes.
Security commissions and trading income totaled $18.5 million, down 11% compared to $20.9 million in the prior-year quarter. The decrease is primarily attributable to lower transition management fees and referral revenue.
Other operating income totaled $33.0 million, down $8.2 million, or 20%, from $41.2 million in the prior-year quarter. The decrease primarily reflects a reduction of income associated with a third-party servicing agreement compared to the prior-year quarter. In addition, the current quarter includes a $25.9 million net gain on the sale of certain loans and leases, offset by a $27.0 million fair value adjustment on leases classified as held for sale as of December 31, 2015, each of which is related to the decision to exit a portion of a non-strategic loan and lease portfolio.
Net interest income on an FTE basis totaled $296.0 million, up $25.1 million, or 9%, compared to $270.9 million in the prior-year quarter. The increase is the result of higher levels of earning assets and an increase in the net interest margin. Earning assets for the quarter averaged $105.6 billion, up $6.2 billion, or 6%, from $99.4 billion in the prior-year quarter, primarily resulting from higher levels of securities and loans, reflecting an increase in total deposits and short-term

FOURTH QUARTER 2015 PERFORMANCE VS. FOURTH QUARTER 2014 (continued)

borrowings. The net interest margin increased to 1.11% from 1.08% in the prior-year quarter, primarily reflecting higher yields on earning assets.
The provision for credit losses was a credit of $18.5 million in the current quarter, reflecting the adoption of a change in the estimation methodology for inherent losses and improved credit quality. The change in methodology resulted in a decrease in the estimate for the allowance for credit losses for the commercial and institutional loan portfolio, partially offset by an increase in the allowance for undrawn loan commitments and standby letters of credit. There was a provision of $3.0 million in the prior-year quarter. Net charge-offs in the current quarter were $2.9 million, resulting from charge-offs of $5.2 million and recoveries of $2.3 million. The prior-year quarter included $5.4 million of net charge-offs, resulting from $8.2 million of charge-offs and $2.8 million of recoveries. Nonperforming assets decreased 19% from the prior-year quarter. Residential real estate loans and commercial loans accounted for 67% and 24%, respectively, of total nonperforming loans and leases at December 31, 2015.
The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

($ In Millions)	December 31, 2015	September 30, 2015	December 31, 2014
Nonperforming Assets
Nonperforming Loans and Leases	$180.1	$198.6	$215.7
Other Real Estate Owned	8.2	8.9	16.6
Total Nonperforming Assets	188.3	207.5	232.3
Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	193.8	242.2	267.0
Undrawn Loan Commitments and Standby Letters of credit	39.5	12.5	28.9
Total Allowance for Credit Losses	$233.3	$254.7	$295.9
Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.54%	0.59%	0.68%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	0.58%	0.73%	0.84%
Allowance for Credit Losses Assigned to Loans and Leases to Nonperforming Loans and Leases	1.1x	1.2x	1.2	x
Noninterest expense totaled $824.8 million, up $43.5 million, or 6%, from $781.3 million in the prior-year quarter, attributable to higher equipment and software, outside services, compensation and employee benefits expenses.

FOURTH QUARTER 2015 PERFORMANCE VS. FOURTH QUARTER 2014 (continued)

Compensation expense, the largest component of noninterest expense, equaled $365.5 million, up $9.8 million, or 3%, from $355.7 million in the prior-year quarter, reflecting staff growth and base pay adjustments, partially offset by lower performance-based compensation accrued in the current quarter. Staff on a full-time equivalent basis at December 31, 2015, totaled approximately 16,200, up 5% from a year ago.
Employee benefit expense totaled $69.4 million, up $6.7 million, or 11%, from $62.7 million in the prior-year quarter. The increase is primarily attributable to an increase in pension and employee medical expense.
Expense associated with outside services totaled $155.1 million, up $11.9 million, or 8%, from $143.2 million in the prior-year quarter, primarily reflecting increased technical services expense and higher consulting expenses due to regulatory related spend, partially offset by lower third-party advisory fees.
Equipment and software expense totaled $116.5 million, up $13.0 million, or 13% from $103.5 million in the prior-year quarter. The current quarter reflects higher software amortization and disposition costs.
Other operating expense totaled $74.5 million, up 5% from $71.1 million in the prior-year quarter, primarily due to higher staff-related and business promotion expenses.
The provision for income taxes was $111.1 million, representing an effective tax rate of 31.7%. The current quarter includes a $5.5 million income tax benefit related to the decision to reinvest the pre-tax earnings of certain foreign subsidiaries indefinitely outside of the United States. The provision for income taxes in the prior-year quarter was $101.8 million, representing an effective tax rate of 29.5%. The prior-year quarter includes a $9.5 million income tax benefit related to the decision to reinvest the pre-tax earnings of a foreign subsidiary indefinitely outside of the United States.

FOURTH QUARTER 2015 PERFORMANCE VS. THIRD QUARTER 2015

Net income per diluted common share was $0.99 in the current quarter, compared to $0.96 in the third quarter of 2015. Net income totaled $239.3 million, compared to $234.6 million in the prior quarter.
Revenue was $1.16 billion in the current quarter, relatively unchanged from the prior quarter. Noninterest income decreased $19.3 million, or 2%, to $867.3 million from $886.6 million, primarily reflecting decreased foreign exchange trading income and other operating income. Net interest income on an FTE basis of $296.0 million was up $21.0 million, or 8%, from $275.0 million.
Trust, investment and other servicing fees totaled $747.1 million, down slightly from $749.1 million in the prior quarter, primarily due to unfavorable equity markets, partially offset by new business and lower money market mutual fund fee waivers.
C&IS trust, investment and other servicing fees totaled $427.9 million, down slightly from $429.7 million in the prior quarter.

($ In Millions)	Q4 2015	Q3 2015	Change Q4 2015 from Q3 2015
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$286.2	$293.9	$(7.7)	(3)%
Investment Management	85.6	82.6	3.0	4
Securities Lending	22.3	19.8	2.5	13
Other	33.8	33.4	0.4	1
Total	$427.9	$429.7	$(1.8)	—%
C&IS custody and fund administration fees decreased 3%, primarily driven by unfavorable equity markets and lower transaction volumes. Investment management fees increased 4%, primarily driven by lower money market mutual fund fee waivers. Money market mutual fund fee waivers in C&IS totaled $7.8 million in the current quarter compared to $12.2 million in the prior quarter. Securities lending increased 13% due to higher spreads.

FOURTH QUARTER 2015 PERFORMANCE VS. THIRD QUARTER 2015 (continued)

Wealth Management trust, investment and other servicing fees totaled $319.2 million, relatively unchanged from $319.4 million in the prior quarter.

($ In Millions)	Q4 2015	Q3 2015	Change Q4 2015 from Q3 2015
Wealth Management Trust, Investment and Other Servicing Fees
Central	$128.5	$126.8	$1.7	1%
East	82.3	82.1	0.2	—
West	65.6	66.8	(1.2)	(2)
Global Family Office	42.8	43.7	(0.9)	(2)
Total	$319.2	$319.4	$(0.2)	—%
The decrease in Wealth Management fees was primarily driven by unfavorable equity markets, offset by lower money market mutual fund fee waivers and new business. Money market mutual fund fee waivers in Wealth Management totaled $12.7 million, down from $15.3 million in the prior quarter.
Foreign exchange trading income decreased $10.4 million, or 16%, to $52.5 million compared to $62.9 million in the prior quarter, primarily due to lower client volumes and currency volatility.
Security commissions and trading income totaled $18.5 million compared to $20.4 million in the prior quarter, a 9% decrease. The decrease is attributable to lower transition management fees.
Other operating income totaled $33.0 million, down $5.1 million, or 13%, from $38.1 million in the prior quarter, reflecting decreases in various categories. In addition, the current quarter includes a $25.9 million net gain on the sale of certain loans and leases, offset by a $27.0 million fair value adjustment on leases classified as held for sale as of December 31, 2015, each of which is related to the decision to exit a portion of a non-strategic loan and lease portfolio.
Net interest income on an FTE basis totaled $296.0 million, up $21.0 million, or 8%, from $275.0 million in the prior quarter. Earning assets averaged $105.6 billion, up $4.8 billion, or 5%, from $100.8 billion in the prior quarter. The increase was primarily the result of higher levels of money market assets, reflecting increased demand deposits and short-term borrowings. The net interest margin was 1.11% compared to 1.08% in the prior quarter, primarily reflecting higher yields on earning assets partially offset by a mix shift in earning assets.

FOURTH QUARTER 2015 PERFORMANCE VS. THIRD QUARTER 2015 (continued)

The provision for credit losses was a credit of $18.5 million in the current quarter, reflecting the adoption of a change in the estimation methodology for inherent losses and improved credit quality. The change in methodology resulted in a decrease in the estimate for the allowance for credit losses for the commercial and institutional loan portfolio, partially offset by an increase in the allowance for undrawn loan commitments and standby letters of credit. There was a credit provision for credit losses of $10.0 million in the prior quarter reflecting improved credit quality. Net charge-offs in the current quarter were $2.9 million, resulting from charge-offs of $5.2 million and recoveries of $2.3 million. Net charge-offs in the prior quarter were $9.4 million, resulting from charge-offs of $11.9 million and recoveries of $2.5 million. Nonperforming assets decreased 9% as compared to the prior quarter.
Noninterest expense totaled $824.8 million, up $12.5 million, or 2%, from $812.3 million in the prior quarter.
Compensation expense totaled $365.5 million, up 1%, from $361.6 million in the prior quarter, primarily reflecting staff growth.
Employee benefit expense totaled $69.4 million for the current quarter, down 1%, from $69.8 million in the prior quarter, primarily due to lower payroll taxes, offset by an increase in employee medical expense.
Expense associated with outside services totaled $155.1 million in the current quarter, down 2% from $158.3 million in the prior quarter, primarily reflecting lower third-party advisory, sub-custodian and consulting expenses, partially offset by higher technical services expense.
Equipment and software expense totaled $116.5 million, up 3% from $113.6 million in the prior quarter, due to higher software amortization and depreciation expense, partially offset by lower software disposition and related support costs.
Other operating expense totaled $74.5 million, up $9.2 million, or 14%, from $65.3 million in the prior quarter, reflecting increases in business promotion expense and various other categories.
The provision for income taxes in the current quarter totaled $111.1 million, representing an effective tax rate of 31.7%. The current quarter includes a $5.5 million income tax benefit related to the decision to reinvest the pre-tax earnings of certain foreign subsidiaries indefinitely outside

FOURTH QUARTER 2015 PERFORMANCE VS. THIRD QUARTER 2015 (continued)

of the United States. The provision for income taxes in the prior quarter totaled $118.6 million, representing an effective tax rate of 33.6%.
FULL YEAR 2015 PERFORMANCE VS. FULL YEAR 2014
Net income per diluted common share for the full year was $3.99, compared to $3.32 in the prior year. Net income for 2015 totaled $973.8 million, up $162.0 million, or 20%, from $811.8 million in 2014. The performance in 2015 generated a return on average common equity of 11.5% compared to 10.0% in 2014.
The current year includes a pre-tax gain on the sale of 1.0 million Visa Inc. Class B common shares totaling $99.9 million, voluntary cash contributions to certain constant dollar net-asset-value (NAV) funds of $45.8 million and the impairment of the residual value of certain aircraft under leveraged lease agreements of $17.8 million. Excluding these current year items, net income per diluted common share, net income and return on average common equity were $3.90, $951.4 million and 11.3%, respectively.
The prior year included pre-tax charges and write-offs totaling $47.5 million. Excluding these prior year charges and write-offs, net income per diluted common share, net income and return on average common equity were $3.45, $843.0 million and 10.4%, respectively.
Consolidated revenue totaled $4.70 billion in 2015, an increase of $371.4 million, or 9%, from $4.33 billion in the prior year. Noninterest income totaled $3.63 billion in 2015, up $306.8 million, or 9%, from $3.33 billion in 2014, primarily reflecting higher trust, investment and other servicing fees, other operating income and foreign exchange trading income. The current year includes a $99.9 million gain on the sale of a portion of the Visa Inc. Class B common shares held by Northern Trust which is recorded in other operating income.
Net interest income on an FTE basis in 2015 totaled $1.10 billion, an increase of $60.5 million, or 6%, from $1.03 billion in 2014, due to higher levels of average earning assets, partially offset by a decrease in net interest margin to 1.07% in 2015 from 1.08% in 2014. The net interest margin reflects the impact of a $17.8 million impairment of the residual value of certain aircraft under leveraged lease agreements. Excluding the impairment, net interest margin was 1.09% in 2015.

FULL YEAR 2015 PERFORMANCE VS. FULL YEAR 2014 (continued)

Noninterest expense totaled $3.28 billion in 2015, up $145.6 million, or 5%, from $3.14 billion in the prior year. The current year includes a $45.8 million charge related to voluntary cash contributions to certain constant dollar NAV funds, while the prior year included pre-tax charges and write-offs of $47.5 million. Excluding these charges and write-offs, noninterest expense increased $147.3 million, or 5%, attributable to increased compensation, equipment and software, outside services and employee benefits expense.
The provision for credit losses in 2015 was a credit of $43.0 million reflecting improved credit quality across the portfolio coupled with the current quarter adoption of a change in estimation methodology for inherent losses. The change in methodology resulted in a decrease in the estimate for the allowance for credit losses for the commercial and institutional loan portfolio, partially offset by an increase in the allowance for undrawn loan commitments and standby letters of credit. The provision for credit losses in 2014 was $6.0 million, which was attributable to improved credit quality in commercial real estate, residential real estate and commercial and institutional loans when compared to 2013.
The provision for income taxes in 2015 totaled $491.2 million, representing an effective tax rate of 33.5%. The provision for income taxes in 2014 totaled $378.4 million, representing an effective tax rate of 31.8%. The prior year includes a $9.5 million income tax benefit related to the decision to reinvest the pre-tax earnings of a foreign subsidiary indefinitely outside of the United States.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $8.7 billion, up 2% from the prior-year quarter’s average of $8.5 billion. The increase is primarily attributable to earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation's share repurchase program. During the current quarter, the Corporation declared cash dividends totaling $5.9 million to preferred stockholders and cash dividends totaling $84.3 million to common stockholders. During the three months and year ended December 31, 2015, the Corporation repurchased 2,085,785 shares of common stock at a cost of $152.5 million ($73.11 average price per share) and 6,851,868 shares of common stock at a cost of $496.9 million ($72.52 average price per share), respectively.

CAPITAL RATIOS

The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at December 31, 2015, with all ratios applicable to classification as “well capitalized” under U.S. regulatory requirements having been exceeded.
The table below provides capital ratios for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased in requirements.

Capital Ratios - Northern Trust Corporation	December 31, 2015		September 30, 2015		December 31, 2014
	Advanced Approach	Standardized Approach (a)	Advanced Approach	Standardized Approach (a)	Advanced Approach	Standardized Approach (a)
Common Equity Tier 1	11.9%	10.8%	12.4%	10.4%	12.4%	12.5%
Tier 1	12.5%	11.4%	13.0%	11.0%	13.2%	13.3%
Total	14.2%	13.2%	14.8%	12.8%	15.0%	15.5%
Tier 1 Leverage	7.5%	7.5%	7.8%	7.8%	N/A	7.8%
Supplementary Leverage (b)	6.2%	N/A	6.4%	N/A	N/A	N/A

Capital Ratios - The Northern Trust Company	December 31, 2015		September 30, 2015		December 31, 2014
	Advanced Approach	Standardized Approach (a)	Advanced Approach	Standardized Approach (a)	Advanced Approach	Standardized Approach (a)
Common Equity Tier 1	11.6%	10.4%	12.0%	9.9%	12.0%	11.8%
Tier 1	11.6%	10.4%	12.0%	9.9%	12.0%	11.8%
Total	13.1%	12.0%	13.6%	11.6%	13.8%	14.0%
Tier 1 Leverage	6.7%	6.7%	7.0%	7.0%	N/A	6.9%
Supplementary Leverage (b)	5.6%	N/A	5.7%	N/A	N/A	N/A

(a)
In 2014, Standardized Approach risk-weighted assets were determined by Basel I requirements. Effective with the first quarter of 2015, risk-weighted assets are calculated in accordance with the Basel III Standardized Approach final rules.

(b)	Effective January 1, 2018, advanced approaches institutions, such as the Corporation, will be subject to a minimum supplementary leverage ratio of 3 percent.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The tables below present a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

	Three Months Ended
	December 31, 2015			September 30, 2015			December 31, 2014
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$330.7	$6.6	$337.3	$305.7	$6.1	$311.8	$303.9	$7.0	$310.9
Interest Expense	41.3	—	41.3	36.8	—	36.8	40.0	—	40.0
Net Interest Income	$289.4	$6.6	$296.0	$268.9	$6.1	$275.0	$263.9	$7.0	$270.9
Net Interest Margin	1.09%		1.11%	1.06%		1.08%	1.05%		1.08%

	Full Year Ended
	December 31, 2015			December 31, 2014
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$1,224.0	$25.3	$1,249.3	$1,186.9	$29.4	$1,216.3
Interest Expense	153.9	—	153.9	181.4	—	181.4
Net Interest Income	$1,070.1	$25.3	$1,095.4	$1,005.5	$29.4	$1,034.9
Net Interest Margin	1.05%		1.07%	1.05%		1.08%

FORWARD-LOOKING STATEMENTS

This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could”. Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy, anticipated expense levels, spending related to technology and regulatory initiatives, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s fourth quarter earnings conference call will be webcast on January 20, 2016. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/financialreleases
The rebroadcast of the live call will be available on Northern Trust’s website from 2:00 p.m. CT on January 20, 2016, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes and upcoming events, please visit Apple's App Store for your iPad. You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.
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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FOURTH QUARTER
	2015	2014	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$747.1	$728.2	3%
Foreign Exchange Trading Income	52.5	60.7	(13)
Treasury Management Fees	16.2	16.2	—
Security Commissions and Trading Income	18.5	20.9	(11)
Other Operating Income	33.0	41.2	(20)
Investment Security Losses, net	—	(1.0)	(100)
Total Noninterest Income	867.3	866.2	—

Net Interest Income
Interest Income	330.7	303.9	9
Interest Expense	41.3	40.0	3
Net Interest Income	289.4	263.9	10

Total Revenue	1,156.7	1,130.1	2

Provision for Credit Losses	(18.5)	3.0	N/M

Noninterest Expense
Compensation	365.5	355.7	3
Employee Benefits	69.4	62.7	11
Outside Services	155.1	143.2	8
Equipment and Software	116.5	103.5	13
Occupancy	43.8	45.1	(3)
Other Operating Expense	74.5	71.1	5
Total Noninterest Expense	824.8	781.3	6

Income before Income Taxes	350.4	345.8	1
Provision for Income Taxes	111.1	101.8	9
NET INCOME	$239.3	$244.0	(2)%

Dividends on Preferred Stock	$5.9	$9.5	(38)%
Earnings Allocated to Participating Securities	3.8	3.8	—
Earnings Allocated to Common and Potential Common Shares	229.6	230.7	—

Per Common Share
Net Income
Basic	$1.00	$0.98	2%
Diluted	0.99	0.98	1

Average Common Equity	$8,315.0	$8,110.7	3%
Return on Average Common Equity	11.14%	11.47%	(3)
Return on Average Assets	0.84%	0.90%	(7)

Cash Dividends Declared per Common Share	$0.36	$0.33	9%

Average Common Shares Outstanding (000s)
Basic	230,391	234,429
Diluted	232,236	236,369
Common Shares Outstanding (EOP) (000s)	229,294	233,391
(*) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FOURTH QUARTER	THIRD QUARTER
($ In Millions Except Per Share Data)
	2015	2015	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$747.1	$749.1	—%
Foreign Exchange Trading Income	52.5	62.9	(16)
Treasury Management Fees	16.2	16.1	1
Security Commissions and Trading Income	18.5	20.4	(9)
Other Operating Income	33.0	38.1	(13)
Investment Security Gains (Losses), net	—	—	—
Total Noninterest Income	867.3	886.6	(2)

Net Interest Income
Interest Income	330.7	305.7	8
Interest Expense	41.3	36.8	12
Net Interest Income	289.4	268.9	8

Total Revenue	1,156.7	1,155.5	—

Provision for Credit Losses	(18.5)	(10.0)	85

Noninterest Expense
Compensation	365.5	361.6	1
Employee Benefits	69.4	69.8	(1)
Outside Services	155.1	158.3	(2)
Equipment and Software	116.5	113.6	3
Occupancy	43.8	43.7	—
Other Operating Expense	74.5	65.3	14
Total Noninterest Expense	824.8	812.3	2

Income before Income Taxes	350.4	353.2	(1)
Provision for Income Taxes	111.1	118.6	(6)
NET INCOME	$239.3	$234.6	2%

Dividends on Preferred Stock	$5.9	$5.8	2%
Earnings Allocated to Participating Securities	3.8	3.8	—
Earnings Allocated to Common and Potential Common Shares	229.6	225.0	2

Per Common Share
Net Income
Basic	$1.00	$0.97	3%
Diluted	0.99	0.96	3

Average Common Equity	$8,315.0	$8,322.0	—%
Return on Average Common Equity	11.14%	10.91%	2
Return on Average Assets	0.84%	0.85%	(1)

Cash Dividends Declared per Common Share	$0.36	$0.36	—%

Average Common Shares Outstanding (000s)
Basic	230,391	232,232
Diluted	232,236	234,163
Common Shares Outstanding (EOP) (000s)	229,294	231,220
(*) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	TWELVE MONTHS
	2015	2014	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$2,980.5	$2,832.8	5%
Foreign Exchange Trading Income	261.8	210.1	25
Treasury Management Fees	64.7	66.0	(2)
Security Commissions and Trading Income	78.7	67.6	16
Other Operating Income	247.1	153.5	61
Investment Security Losses, net	(0.3)	(4.3)	(94)
Total Noninterest Income	3,632.5	3,325.7	9

Net Interest Income
Interest Income	1,224.0	1,186.9	3
Interest Expense	153.9	181.4	(15)
Net Interest Income	1,070.1	1,005.5	6

Total Revenue	4,702.6	4,331.2	9

Provision for Credit Losses	(43.0)	6.0	N/M

Noninterest Expense
Compensation	1,443.3	1,417.9	2
Employee Benefits	285.3	268.7	6
Outside Services	595.7	574.6	4
Equipment and Software	454.8	421.4	8
Occupancy	173.5	180.3	(4)
Other Operating Expense	328.0	272.1	21
Total Noninterest Expense	3,280.6	3,135.0	5

Income before Income Taxes	1,465.0	1,190.2	23
Provision for Income Taxes	491.2	378.4	30
NET INCOME	$973.8	$811.8	20%

Dividends on Preferred Stock	$23.4	$9.5	146%
Earnings Allocated to Participating Securities	15.4	13.3	16
Earnings Allocated to Common and Potential Common Shares	935.0	789.0	19

Per Common Share
Net Income
Basic	$4.03	$3.34	21%
Diluted	3.99	3.32	20

Average Common Equity	$8,236.0	$8,007.9	3%
Return on Average Common Equity	11.54%	10.02%	15
Return on Average Assets	0.88%	0.78%	13

Cash Dividends Declared per Common Share	$1.41	$1.30	8%

Average Common Shares Outstanding (000s)
Basic	232,280	235,830
Diluted	234,222	237,720
Common Shares Outstanding (EOP) (000s)	229,294	233,391
(*) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	DECEMBER 31,
	2015	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,614.2	$1,062.7	52%
Interest-Bearing Due from and Deposits with Banks (**)	17,664.3	16,649.1	6
Federal Reserve Deposits	16,398.5	17,386.3	(6)
Securities
U.S. Government	6,204.3	4,507.0	38
Obligations of States and Political Subdivisions	125.6	126.4	(1)
Government Sponsored Agency	16,376.7	16,407.6	—
Other (***)	15,284.4	13,110.5	17
Total Securities	37,991.0	34,151.5	11
Loans and Leases	33,180.9	31,640.2	5
Total Earning Assets	106,848.9	100,889.8	6
Allowance for Credit Losses Assigned to Loans and Leases	(193.8)	(267.0)	(27)
Cash and Due from Banks	2,923.4	1,329.7	120
Buildings and Equipment	446.9	444.3	1
Client Security Settlement Receivables	2,157.0	1,568.8	37
Goodwill	526.4	533.2	(1)
Other Assets	4,040.8	5,447.7	(26)
Total Assets	$116,749.6	$109,946.5	6%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings and Money Market	$15,035.9	$15,916.4	(6)%
Savings Certificates and Other Time	1,455.8	1,757.4	(17)
Non-U.S. Offices - Interest-Bearing	50,221.8	47,545.0	6
Total Interest-Bearing Deposits	66,713.5	65,218.8	2
Short-Term Borrowings	4,953.2	3,503.2	41
Senior Notes	1,497.4	1,497.0	—
Long-Term Debt	1,371.3	1,615.1	(15)
Floating Rate Capital Debt	277.3	277.2	—
Total Interest-Related Funds	74,812.7	72,111.3	4
Demand and Other Noninterest-Bearing Deposits	30,155.4	25,538.2	18
Other Liabilities	3,075.6	3,848.1	(20)
Total Liabilities	108,043.7	101,497.6	6
Common Equity	8,317.4	8,060.4	3
Preferred Equity	388.5	388.5	—
Total Equity	8,705.9	8,448.9	3
Total Liabilities and Stockholders' Equity	$116,749.6	$109,946.5	6%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	DECEMBER 31	SEPTEMBER 30
	2015	2015	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,614.2	$1,255.6	29%
Interest-Bearing Due from and Deposits with Banks (**)	17,664.3	16,311.1	8
Federal Reserve Deposits	16,398.5	22,252.0	(26)
Securities
U.S. Government	6,204.3	5,125.2	21
Obligations of States and Political Subdivisions	125.6	101.6	24
Government Sponsored Agency	16,376.7	15,716.6	4
Other (***)	15,284.4	16,425.0	(7)
Total Securities	37,991.0	37,368.4	2
Loans and Leases	33,180.9	33,378.4	(1)
Total Earning Assets	106,848.9	110,565.5	(3)
Allowance for Credit Losses Assigned to Loans and Leases	(193.8)	(242.2)	(20)
Cash and Due from Banks	2,923.4	2,109.8	39
Buildings and Equipment	446.9	427.7	4
Client Security Settlement Receivables	2,157.0	1,918.4	12
Goodwill	526.4	529.7	(1)
Other Assets	4,040.8	4,686.3	(14)
Total Assets	$116,749.6	$119,995.2	(3)%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings and Money Market	$15,035.9	$15,153.5	(1)%
Savings Certificates and Other Time	1,455.8	1,457.1	—
Non-U.S. Offices - Interest-Bearing	50,221.8	53,823.8	(7)
Total Interest-Bearing Deposits	66,713.5	70,434.4	(5)
Short-Term Borrowings	4,953.2	4,908.6	1
Senior Notes	1,497.4	1,497.3	—
Long-Term Debt	1,371.3	1,394.3	(2)
Floating Rate Capital Debt	277.3	277.3	—
Total Interest-Related Funds	74,812.7	78,511.9	(5)
Demand and Other Noninterest-Bearing Deposits	30,155.4	29,501.5	2
Other Liabilities	3,075.6	3,197.3	(4)
Total Liabilities	108,043.7	111,210.7	(3)
Common Equity	8,317.4	8,396.0	(1)
Preferred Equity	388.5	388.5	—
Total Equity	8,705.9	8,784.5	(1)
Total Liabilities and Stockholders' Equity	$116,749.6	$119,995.2	(3)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	FOURTH QUARTER
	2015	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,490.3	$1,045.8	43%
Interest-Bearing Due from and Deposits with Banks (**)	14,709.6	16,458.7	(11)
Federal Reserve Deposits	17,708.1	17,020.9	4
Securities
U.S. Government	5,527.4	3,838.4	44
Obligations of States and Political Subdivisions	115.9	134.1	(14)
Government Sponsored Agency	16,308.7	16,495.1	(1)
Other (***)	15,886.5	13,044.1	22
Total Securities	37,838.5	33,511.7	13
Loans and Leases	33,884.0	31,351.4	8
Total Earning Assets	105,630.5	99,388.5	6
Allowance for Credit Losses Assigned to Loans and Leases	(242.0)	(267.1)	(9)
Cash and Due from Banks	2,142.7	1,217.4	76
Buildings and Equipment	441.1	441.2	—
Client Security Settlement Receivables	1,070.9	954.5	12
Goodwill	529.9	535.1	(1)
Other Assets	4,100.0	5,160.4	(21)
Total Assets	$113,673.1	$107,430.0	6%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings and Money Market	$14,998.5	$15,051.2	—%
Savings Certificates and Other Time	1,436.2	1,829.3	(21)
Non-U.S. Offices - Interest-Bearing	50,664.5	48,817.9	4
Total Interest-Bearing Deposits	67,099.2	65,698.4	2
Short-Term Borrowings	5,566.3	4,364.4	28
Senior Notes	1,497.3	1,496.9	—
Long-Term Debt	1,382.0	1,613.4	(14)
Floating Rate Capital Debt	277.3	277.2	—
Total Interest-Related Funds	75,822.1	73,450.3	3
Demand and Other Noninterest-Bearing Deposits	26,009.2	21,732.7	20
Other Liabilities	3,138.3	3,747.8	(16)
Total Liabilities	104,969.6	98,930.8	6
Common Equity	8,315.0	8,110.7	3
Preferred Equity	388.5	388.5	—
Total Equity	8,703.5	8,499.2	2
Total Liabilities and Stockholders' Equity	$113,673.1	$107,430.0	6%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	FOURTH	THIRD
($ In Millions)	QUARTER	QUARTER
	2015	2015	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,490.3	$1,080.4	38%
Interest-Bearing Due from and Deposits with Banks (**)	14,709.6	15,828.1	(7)
Federal Reserve Deposits	17,708.1	12,721.3	39
Securities
U.S. Government	5,527.4	5,034.6	10
Obligations of States and Political Subdivisions	115.9	103.3	12
Government Sponsored Agency	16,308.7	16,198.2	1
Other (***)	15,886.5	16,705.0	(5)
Total Securities	37,838.5	38,041.1	(1)
Loans and Leases	33,884.0	33,138.3	2
Total Earning Assets	105,630.5	100,809.2	5
Allowance for Credit Losses Assigned to Loans and Leases	(242.0)	(256.0)	(5)
Cash and Due from Banks	2,142.7	2,683.5	(20)
Buildings and Equipment	441.1	435.6	1
Client Security Settlement Receivables	1,070.9	1,031.8	4
Goodwill	529.9	532.4	—
Other Assets	4,100.0	4,687.6	(13)
Total Assets	$113,673.1	$109,924.1	3%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings and Money Market	$14,998.5	$15,168.4	(1)%
Savings Certificates and Other Time	1,436.2	1,487.0	(3)
Non-U.S. Offices - Interest-Bearing	50,664.5	50,107.9	1
Total Interest-Bearing Deposits	67,099.2	66,763.3	1
Short-Term Borrowings	5,566.3	3,878.5	44
Senior Notes	1,497.3	1,497.2	—
Long-Term Debt	1,382.0	1,374.3	1
Floating Rate Capital Debt	277.3	277.3	—
Total Interest-Related Funds	75,822.1	73,790.6	3
Demand and Other Noninterest-Bearing Deposits	26,009.2	24,263.7	7
Other Liabilities	3,138.3	3,159.3	(1)
Total Liabilities	104,969.6	101,213.6	4
Common Equity	8,315.0	8,322.0	—
Preferred Equity	388.5	388.5	—
Total Equity	8,703.5	8,710.5	—
Total Liabilities and Stockholders' Equity	$113,673.1	$109,924.1	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2015	2014
($ In Millions Except Per Share Data)	QUARTERS	QUARTER
FOURTH	THIRD	SECOND	FIRST	FOURTH
Net Income Summary
Trust, Investment and Other Servicing Fees	$747.1	$749.1	$756.8	$727.5	$728.2
Other Noninterest Income	120.2	137.5	247.9	146.4	138.0
Net Interest Income	289.4	268.9	251.2	260.6	263.9
Total Revenue	1,156.7	1,155.5	1,255.9	1,134.5	1,130.1
Provision for Credit Losses	(18.5)	(10.0)	(10.0)	(4.5)	3.0
Noninterest Expense	824.8	812.3	854.5	789.0	781.3
Income before Income Taxes	350.4	353.2	411.4	350.0	345.8
Provision for Income Taxes	111.1	118.6	142.2	119.3	101.8
Net Income	$239.3	$234.6	$269.2	$230.7	$244.0

Per Common Share
Net Income - Basic	$1.00	$0.97	$1.11	$0.95	$0.98
- Diluted	0.99	0.96	1.10	0.94	0.98
Cash Dividends Declared per Common Share	0.36	0.36	0.36	0.33	0.33
Book Value (EOP)	36.27	36.31	35.91	35.22	34.54
Market Value (EOP)	72.09	68.16	76.46	69.65	67.40

Financial Ratios
Return on Average Common Equity	11.14%	10.91%	12.85%	11.28%	11.47%
Return on Average Assets	0.84	0.85	0.97	0.87	0.90
Net Interest Margin (GAAP)	1.09	1.06	0.97	1.07	1.05
Net Interest Margin (FTE)	1.11	1.08	1.00	1.10	1.08

Capital Ratios
Standardized Approach
Common Equity Tier 1	10.8%	10.4%	10.7%	10.5%	12.5%
Tier 1	11.4	11.0	11.2	11.1	13.3
Total	13.2	12.8	13.2	13.1	15.5
Tier 1 Leverage	7.5	7.8	7.6	7.8	7.8

Advanced Approach
Common Equity Tier 1	11.9%	12.4%	12.0%	11.8%	12.4%
Tier 1	12.5	13.0	12.6	12.4	13.2
Total	14.2	14.8	14.4	14.2	15.0
Tier 1 Leverage	7.5	7.8	7.6	7.8	n/a
Supplementary Leverage	6.2	6.4	6.3	6.4	n/a

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$5,565.8	$5,460.6	$5,652.6	$5,566.2	$5,453.1
Wealth Management	506.3	495.8	524.4	524.6	515.7
Total Assets Under Custody	$6,072.1	$5,956.4	$6,177.0	$6,090.8	$5,968.8

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$648.0	$661.5	$713.6	$727.0	$709.6
Wealth Management	227.3	225.3	232.0	233.1	224.5
Total Assets Under Management	$875.3	$886.8	$945.6	$960.1	$934.1

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$180.1	$198.6	$208.7	$219.6	$215.7
Other Real Estate Owned (OREO)	8.2	8.9	10.1	8.5	16.6
Total Nonperforming Assets	$188.3	$207.5	$218.8	$228.1	$232.3
Nonperforming Assets / Loans and Leases and OREO	0.57%	0.62%	0.66%	0.70%	0.73%

Gross Charge-offs	$5.2	$11.9	$6.1	$7.5	$8.2
Less: Gross Recoveries	2.3	2.5	3.5	2.9	2.8
Net Charge-offs	$2.9	$9.4	$2.6	$4.6	$5.4
Net Charge-offs (Annualized) to Average Loans and Leases	0.03%	0.11%	0.03%	0.06%	0.07%
Allowance for Credit Losses Assigned to Loans and Leases	$193.8	$242.2	$257.3	$259.0	$267.0
Allowance to Nonperforming Loans and Leases	1.1x	1.2	x	1.2	x	1.2	x	1.2	x
Allowance for Other Credit-Related Exposures	$39.5	$12.5	$16.9	$27.7	$28.9